SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2016

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2016, we received a letter from the Listing Qualifications staff of The Nasdaq Stock Market LLC, notifying us that we are not in compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A). Pursuant to Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively, we are required to have a majority of independent directors on our board of directors and an audit committee consisting of at least three independent audit committee members, one of whom must have financial sophistication, as evidenced by past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background.

On August 1, 2016, we received a letter of resignation from Mr. Kirk Taylor as a member of our board of directors and audit committee chairman, and as of August 1, 2016, our board of directors consists of two independent directors and two employee directors and the audit committee consists of two independent members. Although, Mr. Long resigned as our Chief Executive Officer effective August 4, 2016 and remained Chairman of our board of directors, he is not considered independent under the Nasdaq Listing Rules because of his recent employment with our Company.

On August 8, 2016, we notified Nasdaq of our noncompliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) and expressed our intent to cure the deficiency as soon as possible through ongoing efforts to interview potential replacements from whom we expect to appoint a suitable individual to the board of directors to bring the Company back into compliance with the Nasdaq Listing Rules.

In accordance with Nasdaq Listing Rule 5605(b)(1)(A) and Listing Rule 5605(c)(4)(B), we will have until the earlier of our next annual shareholders’ meeting or August 1, 2017; or if the next annual shareholders’ meeting is held before January 30, 2017, no later than January 30, 2017 to regain compliance with the Listing Rules. We are currently interviewing potential replacements and expect to come back into compliance prior to this deadline.

The letter has no effect on the listing or trading of our common stock at this time. However, there can be no assurance that we will be able to regain compliance with Listing Rules 5605(b)(1) and 5605(c)(2)(A). In the event that we do not regain compliance with the Listing Rule prior to the expiration of the compliance period, we will receive written notification that our securities are subject to delisting, at which time we may appeal the delisting determination to a Hearings Panel.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: August 19, 2016	By:	/s/ Louis A. Hoch

	Name:	Louis A. Hoch
	Title:	Chief Executive Officer